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               EXHIBIT 11.1 -- COMPUTATION OF PER-SHARE EARNINGS

                            IXC COMMUNICATIONS, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
           FOR THE THREE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
           AND THE THREE MONTH PERIODS ENDED MARCH 31, 1995 and 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             YEAR ENDED DECEMBER 31,               THREE MONTHS ENDED MARCH 31,
                                                       ----------------------------------          ----------------------------
                                                         1993          1994        1995               1995              1996
                                                       ----------------------------------           ---------------------------
EARNINGS

  Net income (loss)                                     $(23,317)     $7,315     $(4,965)            $1,267           $(11,699)

  Less: Dividends applicable to preferred stock           (1,567)     (1,752)     (1,843)              (479)              (433)
                                                        ---------------------------------            --------------------------

  Net income (loss) applicable to common stockholders    (24,884)      5,563      (6,808)               788            (12,132)

  Extraordinary (gain) loss                               (8,495)     (2,298)      1,747                 --                 --
                                                        ---------------------------------            --------------------------

  Net income applicable to common stockholders
    before extraordinary items                          $(33,379)     $3,265     $(5,061)             $  788          $(12,132)
                                                        =================================             =========================

PRIMARY

  Weighted average number of shares outstanding            9,622      10,025      10,036              10,036            10,036

  Add: Dilutive effect of outstanding stock
    options and, for periods prior to the
    initial public offering (IPO), of common
    stock options issued within one year of
    the IPO                                                  343         347         392                 334               251
                                                        ---------------------------------            --------------------------

  Number of shares used to compute earnings (loss)
    applicable to common stockholders                      9,965      10,372      10,428              10,369            10,286
                                                        ================================             ==========================

FULLY DILUTED

  Weighted average number of shares outstanding            9,622      10,025      10,036              10,035            10,035

  Add: Dilutive effect of outstanding stock
    options and, for periods prior to the
    initial public offering (IPO), of common
    stock options issued within one year of
    the IPO                                                  343         347         392                 334               251
                                                        ---------------------------------            --------------------------

  Number of shares issued to compute earnings (loss)
    applicable to common stockholders                      9,965      10,372      10,428              10,369            10,286
                                                        =================================            ==========================

PRIMARY INCOME (LOSS) PER COMMON SHARE

  Before extraordinary item                               $(3.36)      $0.32      $(0.48)              $0.08            $(1.17)

  Extraordinary gain (loss)                                 0.86        0.22       (0.17)                 --                --
                                                        ---------------------------------            --------------------------

  Net income (loss)                                       $(2.50)      $0.54      $(0.65)              $0.08            $(1.17)
                                                        =================================            ===========================


FULLY DILUTED INCOME (LOSS) PER COMMON SHARE

  Before extraordinary item                               $(3.36)      $0.32      $(0.48)              $0.08            $(1.17)

  Extraordinary gain (loss)                                 0.86        0.22       (0.17)                 --                --
                                                        ---------------------------------            --------------------------

  Net income (loss)                                       $(2.50)      $0.54      $(0.65)              $0.08            $(1.17)
                                                        =================================            ===========================
